Exhibit 99.1
Energy Vault Reports Q4 and Full Year 2025 Financial Results
Q4 2025 contract revenue backlog soared to a record $1.3 billion, up 42% sequentially from Q3 2025 and up over 300% from the prior year
2025 Revenue of $203.7 million grew 340%+ compared to the prior year (within the original 2025 guidance range)
2025 GAAP gross profit reached $48.0 million up nearly 8x versus the prior year, resulting in 2025 gross margin of 23.6% versus 13.4% the prior year (and well above the original 2025 guidance range)
Q4 2025 Adjusted EBITDA improved by $23.2 million versus prior year, delivering a positive $9.8 million versus a loss of $13.4 million in the prior year
Q4 2025 Adjusted Net Income turned positive to $3.7 million versus a loss of $25.0 million in the prior year period
Q4 2025 GAAP Net Loss of $20.7 million improved by $41.1 million from a loss of $61.8 million in the prior year
Cash as of December 31, 2025 climbed to $103.4 million, up 67% sequentially from Q3-25 and up over 300% versus prior year, (above the original guidance range)
Total Megawatts (MW) now contracted, in operation and under construction accelerated from 65 MW to 540 MW in the last 12 months across Asset Vault and the new AI Digital Infrastructure portfolio, accelerating our path to the first $150 million in annualized EBITDA as these contracted projects come online over the next 18-36 months
Estimating full year 2026 revenue of $225-300 million (for ~30% growth year-over-year at the midpoint), in addition another $75-100 million in internal Asset Vault project builds; Estimating full year 2026 gross margin of 15-25% and Year-end cash of $150-200 million
WESTLAKE VILLAGE, Calif., Mar 17th, 2026 – Energy Vault Holdings, Inc. (NYSE: NRGV) (“Energy Vault” or “the Company”), a leader in sustainable, grid-scale energy storage solutions, today announced financial results for the fourth quarter and year ended December 31, 2025.
“2025 marked a pivotal year of focused execution by our employees of our strategy and to our customers, in what started as one of the most volatile and challenging years that we faced as a company. Through a strong second half revenue ramp and project execution resulting in positive adjusted EBITDA in Q4, we significantly strengthened our balance sheet to support our Asset Vault and AI Digital Infrastructure growth initiatives while continuing to aggressively acquire ‘megawatts’ of projects within those sectors now totaling 540 MW from just 65 MW one year ago” said Robert Piconi, Chairman of the Board and CEO of Energy Vault. “During the year we advanced our Asset Vault strategy with new projects entering construction and operation, expanded our long-duration storage footprint in Australia and entered the rapidly growing AI infrastructure market through strategic partnerships with Crusoe and Peak Energy. We also secured rights to ~500 acres of powered land in the US Southwest and are in discussions with leading neo-cloud providers and hyperscalers to deliver turnkey AI digital infrastructure. These milestones reinforce our strategy to deliver, own and operate mission-critical energy infrastructure supporting renewable generation, grid resiliency and the accelerating energy demands of AI computing.”
“While we more than tripled our total cash balance to over $100 million and now guiding FY 2026 to $150 to $200 million, we also strengthened our financial foundation through several strategic financing initiatives, including the previously announced $300 million preferred equity fund supporting Asset Vault projects and the recently announced $150 million convertible notes offering, which enhances our liquidity and financial flexibility to accelerate our entry into the AI digital infrastructure sector. Together, these efforts position Energy Vault to scale recurring, highly profitable infrastructure revenues and deliver predictable and long-term value creation for shareholders.”
Fourth Quarter and Full Year 2025 Financial Highlights
•Contract revenue backlog as of December 31, 2025, grew significantly to $1.3 billion, up 3x versus the prior year and up 42% sequentially versus September 30, 2025. The backlog increase reflects strong growth in long term energy storage service agreements for Asset Vault “own and operate” projects in Australia and the U.S.

•Q4 2025 revenue of $153.3 million was up significantly from $33.5 million in the prior-year period, driven by project execution in Australia and the U.S. and initial contributions from Asset Vault projects, including Calistoga and Cross Trails.
•2025 revenue of $203.7 million improved over 340% versus $46.2 million the prior year (within the original 2025 revenue guidance range), driven by increased battery energy storage project deliveries in Australia and the U.S. and the commencement of operations from the initial own and operate Asset Vault projects.
•Q4 2025 GAAP gross profit of $31.6 million improved significantly from $2.6 million in the prior year period driven by volume, project cost reduction and stronger overall unit economics; Q4 2025 GAAP gross margin was 20.6% versus 7.8% in the prior year period.
•2025 GAAP gross profit of $48.0 million improved nearly 8x versus the prior year, driven by increased revenue, more efficient project execution at reduced cost per unit and favorable business mix, resulting in 2025 gross margin of 23.6%, up over 10 percentage points versus 13.4% in the prior year.
•Q4 2025 GAAP Net Loss of $20.7 million improved by $41.1 million from a loss of $61.8 million in the prior year period.
•2025 GAAP Net Loss of $103.6 million improved by $32.2 million from a loss of $135.8 million the prior year.
•Q4 2025 Adjusted EBITDA turned positive to $9.8 million, up from a loss of $13.4 million in the prior year period, driven by higher revenue, stronger unit economics and gross profit.
•2025 Adjusted EBITDA improved to a loss of $21.2 million, from a loss of $58.0 million in the prior year, driven by higher revenue, stronger gross margins from lower cost per unit project execution and lower operating expenses.
•Q4 2025 Adjusted Net Income also turned positive to $3.7 million versus a loss of $25.0 million in the prior year period.
•2025 Adjusted Net Income improved to a loss of $42.1 million from a loss of $65.4 million the prior year.
•Total cash (including restricted cash) as of December 31, 2025, was $103.4 million, up over 3x versus the prior year and up 67% sequentially from Q3 2025, and above the previously issued guidance range
•In February 2026, Energy Vault completed a $150 million 5.250% Senior Convertible Notes offering due 2031 (gross, upsized from $125 million), with a portion of the proceeds used to implement a capped call (for an implied conversion price of $8.12/share) and repayment of $45 million in existing higher-cost principal debt.
Operating and Other Recent Highlights
•In February 2026, entered into a strategic framework with Crusoe for the phased deployment of Crusoe Spark modular data centers at Energy Vault’s technology center in Snyder, Texas. The initial program is scalable up to 25 MW of total load to be operated inside Crusoe’s proprietary Spark modular AI factory product, with planned deployments expected in 2026.
•In February 2026, Energy Vault’s Australian development partner, Bridge Energy, was awarded a 14-year Long-Term Energy Service Agreement (LTESA) by AusEnergy Services for the EBOR Battery Energy Storage System project in New South Wales, Australia. The 100 MW / 870 MWh project is expected to provide eight hours of dispatchable capacity and is expected to commence operations in 2028, subject to obtaining necessary contractual and regulatory approvals. Energy Vault holds an exclusive option to acquire and construct the project, which will utilize its proprietary B-VAULT technology and EMS, and will be owned and operated under the Company’s Asset Vault platform.
•In February 2026, announced a definitive supply agreement with Peak Energy, securing 1.5 gigawatt-hours of Peak Energy’s U.S. manufactured sodium-ion battery systems and secured exclusive regional channel rights for Peak Energy’s technology in the APAC region.

•Closed $300 million preferred equity agreement with OIC for the launch of new Own & Operate business called ‘Asset Vault’; expected to contribute $100-150 million in recurring Adjusted EBITDA by year-end 2029. Fund 1 now targets more than 1.5 GW of high-quality storage projects across high-growth markets in the U.S., Australia, and Europe.
•Completed acquisition of the 150 MW / 300 MWh SOSA Battery Energy Storage System (BESS) Project in Texas, marking the fourth project in the Asset Vault portfolio.
•Placed 8.5 MW / 293 MWh Calistoga Resiliency Center and 57 MW / 114 MWh Cross Trails in service, collectively expected to contribute annualized Adjusted EBITDA of $10 million.
•Announced agreement with EU Green Energy to deploy up to 1.8 GWh of BESS over the next four years, with a 400 MWh project in Albania, subject to final legislative approval.
•Demonstrated sustainability leadership once again, earning a 2025 Corporate Sustainability Assessment score of 74/100 from S&P Global Sustainable1 and placing us in the 98th percentile of the Machinery and Electrical Equipment industry.
•Total megawatts now contracted, in operation and under construction grew from 65 MW to 540 MW in the last 12 months across Asset Vault and new AI Digital Infrastructure portfolio, and are expected to yield $150 million in annualized EBITDA, as projects come online over the next 18-36 months.
Business Outlook
•Estimating full year 2026 revenue of $225-300 million (for ~30% growth year-over-year at the midpoint), reflecting the timing of U.S. battery deliveries, third-party project timelines and full-year revenue from operating assets within Asset Vault and initial contribution from modular data center/AI infrastructure projects.
•Expecting to complete project financing for the 150 MW / 300 MWh SOSA project during 2Q 2026 and the 125 MW / 1 GWh Stoney Creek project in 2H 2026. Estimating $75-100 million in full year 2026 internal project integration work related to the Asset Vault ‘Own & Operate’ portfolio, which is expected to yield a ~15% cash margin along with the capitalization of associated labor. This contribution will not appear in either consolidated GAAP Revenue or Gross Margin given the consolidation of majority owned projects, but is expected to generate positive cash flow in excess of Energy Vault’s equity investment.
•Estimating full year 2026 gross margin of 15-25% (versus 23.6% reported for full year 2025).
•Targeting $150-200 million in total cash at the end of 2026, including net proceeds associated with our recently issued convertible notes, project level financing and self-performed integration work associated with Asset Vault projects under construction (namely the 150 MW SOSA project in the U.S. and 12 5MW Stoney Creek project in Australia), approximately $40 million in net ITC proceeds, customer receivables and other growth initiatives.
•Within Asset Vault, and including the recently awarded 100 MW / 870 MWh EBOR project where the company maintains the exclusive option to acquire (representing the fifth project under Asset Vault), we now has a line of sight to approximately ~$60 million in recurring Adjusted EBITDA, accelerating to $100-150 million in recurring Adjusted EBITDA by year end 2029.
Conference Call Information
Energy Vault will host a conference call today, March 17, 2026 at 4:30 PM ET to discuss the results, followed by a Q&A session. A live webcast of the call can be accessed at https://investors.energyvault.com/events-and-presentations/events. Participants may access the call at 1-877-704-4453, international callers may use 1-201-389-0920, and request to join the Energy Vault Holdings earnings call. A telephonic replay of the call will be available shortly after the conclusion of the call and until Tuesday, March 31, 2026. Participants may access the replay at 1-844-512-2921, international callers may use 1-412-317-6671 and enter access code 13758451. An archived replay of the call will also be available on the investors portion of the Energy Vault website at https://investors.energyvault.com/.

About Energy Vault
Energy Vault® develops, deploys and operates utility-scale energy storage solutions designed to transform the world's approach to sustainable energy storage. The Company's comprehensive offerings include proprietary battery, gravity and green hydrogen energy storage technologies supporting a variety of customer use cases delivering safe and reliable energy system dispatching and optimization. Each storage solution is supported by the Company’s technology-agnostic energy management system software and integration platform. Unique to the industry, Energy Vault’s innovative technology portfolio delivers customized short, long and multi-day/ultra-long duration energy storage solutions to help utilities, independent power producers, and large industrial energy users significantly reduce levelized energy costs while maintaining power reliability. Since 2024, Energy Vault has executed an “Own & Operate” asset management strategy developed to generate predictable, recurring and high margin tolling revenue streams, positioning the Company for continued growth in the rapidly evolving energy storage asset infrastructure market. Please visit www.energyvault.com for more information.
Non-GAAP measures
Energy Vault has provided a reconciliation of net loss to adjusted EBITDA and adjusted Net Income, with GAAP Net Income being the most directly comparable GAAP measure, for the historical periods in this press release. Energy Vault has also provided a reconciliation of reported S&M, R&D and G&A expenses to adjusted S&M expenses, adjusted R&D expenses, and adjusted G&A expenses, respectively, and a reconciliation of reported operating expenses to adjusted operating expenses for the historical periods in this press release. A reconciliation of projected non-GAAP measures has not been provided because certain information necessary to calculate such measures on a GAAP basis is not available without unreasonable efforts or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of the amount of future adjustments, which could be significant, the Company is unable to provide a reconciliation for these forward-looking non-GAAP measures without unreasonable effort.
Developed pipeline represents uncontracted potential revenue from third-party projects where potential prospective customers have either awarded the Company a project or shortlisted the Company for consideration. It also includes potential tolling revenue from projects where the Company is in advanced negotiations to build, own, and operate energy storage systems. Developed pipeline is an internal management metric that we construct using information from our global sales team and is monitored by management to understand the potential anticipated growth of our Company and to estimate potential future revenue. Developed pipeline is influenced by the prevailing foreign exchange rates and equipment prices and may vary from period to period if these inputs change.
Backlog represents contracted but unrecognized revenue from third-party projects and services yet to be completed, unrecognized revenue or other income from IP licensing agreements, and unrecognized revenue from tolling arrangements for projects operated by Energy Vault or affiliates. Backlog includes any potential future variable payments from tolling and offtake arrangements that the Company believes is probable of being realized. Probable future variable payments are forecasted by an independent third-party firm using simulation software that factors in current and projected energy market dynamics, historical and forecasted volatility, and location specific data. The Company considers the low-end simulation results to be probable. Potential future IP royalties are not included in backlog. Backlog is a common measurement used in our industry. Our methodology for determining backlog may not, however, be comparable to the methodologies used by others.
Forward-Looking Statements
This press release includes forward-looking statements that reflect the Company’s current views with respect to, among other things, the Company’s operations and financial performance. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “contemplate,” “continue,” “suggest,” “plan,” “potential,” “predict,” “believe,” “intend,” “project,” “forecast,” “estimate,” “target,” “project,” “projections,” “should,” “target,” “could,” “would,” “may,” “might,” “will” and other similar expressions. We base these forward-looking statements or projections on our current expectations, plans, and assumptions, which we have made in light of our experience in our industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at the time. These forward-looking statements are based on our beliefs, assumptions, and expectations of future performance, taking into account the information currently available to us. These forward-looking statements are only predictions based upon our current expectations and projections about future events. These forward-looking statements involve significant risks and uncertainties that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including changes in our strategy, expansion plans, customer opportunities, future operations, future financial position, estimated revenues and losses, expected monetization of tax credits, expected financings, projected costs, prospects and plans; the uncertainly of our awards, bookings, backlog and developed pipeline equating to future revenue; the lack of assurance that non-binding letters of intent and other indication of interest can result in binding financings, orders or sales; the possibility of our products to be or alleged to be defective or experience other failures; the implementation, market acceptance and success of our business model and growth strategy; our ability to develop and maintain our brand and reputation; developments and projections relating to our business, our competitors, and industry; the impact of macroeconomic uncertainty, including with respect to uncertainty about the future relationship between the United States and other countries with respect to trade policies, taxes, government regulations, and tariffs; investment in development projects that may not achieve commercial operations in our predicted timeframe or at all; our efforts to diversify our supply chain to lessen the impact of tariffs; the ability of our suppliers to deliver necessary components or raw materials for construction of our energy storage systems in a timely manner; the impact of health epidemics, on our business and the actions we may take in response thereto; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; expectations regarding the time during which we will be an emerging growth company under the JOBS Act; our future capital requirements and sources and uses of cash; the international nature of our operations and the impact of war or other hostilities on our business and global markets; our ability to obtain funding for our operations and future growth; our business, expansion plans and opportunities, including our expectation that our first two-owned projects will begin generating revenue in 2025, and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on April 1, 2025, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and is expressly qualified in its entirety by the cautionary statements included in this press release. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws. You should not place undue reliance on our forward-looking statements.

ENERGY VAULT HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands except par value)

	December 31, 2025	December 31, 2024
Assets
Current Assets
Cash and cash equivalents	$58,260	$27,091
Restricted cash, current portion	4,717	990
Accounts receivable, net	25,938	14,565
Contract assets, net	20,631	6,798
Inventory	139	107
Customer financing receivable, current portion, net	—	2,148
Advances to suppliers	6,318	10,678
Prepaid expenses and other current assets	5,067	6,528
Total current assets	121,070	68,905
Property and equipment, net	96,064	99,493
Intangible assets, net	8,277	4,538
Operating lease right-of-use assets	2,242	1,206
Customer financing receivable, long-term portion, net	—	3,329
Investments, long-term portion	3,366	3,270
Restricted cash, long-term portion	40,466	1,992
Deferred income taxes	40,508	—
Other assets	883	1,156
Total Assets	$312,876	$183,889
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$30,838	$20,250
Accrued expenses	70,389	24,968
Debt, current portion	56,628	—
Contract liabilities	6,610	8,938
Other current liabilities	552	499
Total current liabilities	165,017	54,655
Long-term debt	37,970	—
Warrant liabilities	15,050	2
Deferred pension obligation	1,837	2,044
Other long-term liabilities	4,386	932
Total liabilities	224,260	57,633
Mezzanine Equity
Redeemable non-controlling interest	21,156	—
Stockholders’ Equity
Preferred stock, $0.0001 par value; 5,000 shares authorized, none issued	—	—
Common stock, $0.0001 par value; 500,000 shares authorized, 168,969 and 153,206 issued and outstanding at December 31, 2025 and 2024, respectively	17	15
Additional paid-in capital	555,873	512,022
Accumulated deficit	(487,433)	(383,822)
Accumulated other comprehensive loss	(966)	(1,896)
Non-controlling interest	(31)	(63)
Total stockholders’ equity	67,460	126,256
Total Liabilities, Mezzanine Equity, and Stockholders’ Equity	$312,876	$183,889

ENERGY VAULT HOLDINGS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$153,306	$33,471	$203,671	$46,199
Cost of revenue	121,718	30,884	155,681	40,012
Gross profit	31,588	2,587	47,990	6,187
Operating expenses:
Sales and marketing	3,182	2,461	13,698	15,839
Research and development	3,375	6,378	14,635	25,999
General and administrative	24,758	16,373	81,180	62,971
Provision for credit losses	5,657	27,766	9,409	29,980
Depreciation, amortization, and accretion (excluding amounts included in cost of revenue)	2,359	233	3,435	1,058
Loss (gain) on impairment and sale of long-lived assets	—	(215)	—	336
Total operating expenses	39,331	52,996	122,357	136,183
Loss from operations	(7,743)	(50,409)	(74,367)	(129,996)
Other income (expense):
Interest expense	(3,072)	(34)	(8,464)	(123)
Interest income	269	526	1,100	5,537
Change in fair value of financial instruments carried at fair value	(8,179)	(205)	(8,179)	(1,025)
Impairment of equity securities	—	(11,730)	—	(11,730)
Other income (expense), net	(2,236)	60	(5,985)	1,591
Loss before income taxes	(20,961)	(61,792)	(95,895)	(135,746)
Provision for (benefit from) income taxes	(228)	67	7,763	67
Net loss	(20,733)	(61,859)	(103,658)	(135,813)
Net loss attributable to non-controlling interest	(2)	(29)	(47)	(63)
Net loss attributable to Energy Vault Holdings, Inc.	$(20,731)	$(61,830)	$(103,611)	$(135,750)

Net loss per share attributable to common stockholders — basic and diluted	$(0.13)	$(0.43)	$(0.65)	$(0.91)
Weighted average shares outstanding — basic and diluted	167,981	145,299	160,533	149,846

Other comprehensive income (loss) — net of tax
Actuarial gain (loss) on pension	$546	$(225)	$667	$(640)
Foreign currency translation gain (loss)	354	(81)	263	165
Total other comprehensive income (loss) attributable to Energy Vault Holdings, Inc.	900	(306)	930	(475)
Total comprehensive loss attributable to Energy Vault Holdings, Inc.	$(19,831)	$(62,136)	$(102,681)	$(136,225)

ENERGY VAULT HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Year Ended December 31,
	2025	2024
Cash Flows From Operating Activities
Net loss	$(103,658)	$(135,813)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization, and accretion	5,727	1,058
Non-cash debt and financing costs	3,185	—
Loss on debt extinguishment	1,532	—
Non-cash interest income	(364)	(1,447)
Stock-based compensation	36,713	38,709
Loss on impairment and sale of long-lived assets	—	336
Provision for credit losses	9,409	29,980
Gain on contribution to equity method investment	(65)	—
Impairment of equity securities	—	11,730
Change in fair value of financial instruments carried at fair value	8,179	1,025
Non-cash expenses related to equity purchase agreement	1,857	—
Deferred income taxes	7,149	—
Foreign exchange losses	1,124	300
Change in operating assets	(33,341)	63,308
Change in operating liabilities	56,904	(65,046)
Net cash provided by (used in) operating activities	(5,649)	(55,860)
Cash Flows From Investing Activities
Purchase of property and equipment	(41,093)	(58,853)
Investment in note receivable	(2,142)	(330)
Purchase of intangible assets	(1,372)	—
Proceeds from sale of property and equipment	—	447
Net cash used in investing activities	(44,607)	(58,736)
Cash Flows From Financing Activities
Proceeds from issuance of debt	151,300	—
Repayment of debt	(56,457)	—
Payment of debt issuance costs	(9,604)	—
Proceeds from insurance premium financings	2,586	2,745
Repayment of insurance premium financings	(2,904)	(2,446)
Proceeds from issuance of redeemable non-controlling interest	33,679	—
Payment of transaction costs related to redeemable non-controlling interest	(2,630)	—
Proceeds from issuance of stock	6,849	—
Short-swing profit recovery	24	—
Proceeds from exercise of stock options	735	42
Payment of finance lease obligations	(104)	(185)
Payment of taxes related to net settlement of equity awards	(424)	(408)
Net cash provided by financing activities	123,050	(252)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	576	(634)
Net increase (decrease) in cash, cash equivalents, and restricted cash	73,370	(115,482)
Cash, cash equivalents, and restricted cash – beginning of the period	30,073	145,555
Cash, cash equivalents, and restricted cash – end of the period	103,443	30,073
Less: Restricted cash at end of period	45,183	2,982
Cash and cash equivalents - end of period	$58,260	$27,091

ENERGY VAULT HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)
(In thousands)

	Year Ended December 31,
	2025	2024
Supplemental Disclosures of Cash Flow Information:
Cash paid for income taxes	$643	$52
Cash paid for interest	3,396	123
Supplemental Disclosures of Non-Cash Investing and Financing Information:
Actuarial gain (loss) on pension	667	(640)
Property and equipment financed through accounts payable and accrued expenses	—	6,400
Property and equipment acquired though deferred payment obligation	875	—
Assets acquired on finance lease	87	60
Initial value of warrant liabilities	11,250	—

Non-GAAP Financial Measures
To complement our condensed consolidated statements of operations, we use non-GAAP financial measures of adjusted selling and marketing (“S&M”) expenses, adjusted research and development (“R&D”) expenses, adjusted general and administrative (“G&A”) expenses, adjusted operating expenses, adjusted net loss, and adjusted EBITDA. Management believes that these non-GAAP financial measures complement our GAAP amounts and such measures are useful to securities analysts and investors to evaluate our ongoing results of operations when considered alongside our GAAP measures. The presentation of these non-GAAP measures is not meant to be considered in isolation or as an alternative to other measures of financial performance calculated in accordance with GAAP. These non-GAAP measures and their reconciliation to GAAP financial measures are shown below.
The following table provides a reconciliation from GAAP S&M expenses to non-GAAP adjusted S&M expenses (amounts in thousands, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
S&M expenses (GAAP)	$3,182	$2,461	$13,698	$15,839
Non-GAAP adjustment:
Stock-based compensation expense	853	871	3,868	6,162
Reorganization expenses	—	—	32	288
Adjusted S&M expenses (non-GAAP)	$2,329	$1,590	$9,798	$9,389
The following table provides a reconciliation from GAAP R&D expenses to non-GAAP adjusted R&D expenses (amounts in thousands, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
R&D expenses (GAAP)	$3,375	$6,378	$14,635	$25,999
Non-GAAP adjustments:
Stock-based compensation expense	1,225	2,166	5,284	8,693
Reorganization expenses	—	—	318	523
Adjusted R&D expenses (non-GAAP)	$2,150	$4,212	$9,033	$16,783
The following table provides a reconciliation from GAAP G&A expenses to non-GAAP adjusted G&A expenses (amounts in thousands, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
G&A expenses (GAAP)	$24,758	$16,373	$81,180	$62,971
Non-GAAP adjustments:
Stock-based compensation expense	6,224	6,236	27,561	23,854
Reorganization expenses	—	(147)	812	748
Adjusted G&A expenses (non-GAAP)	$18,534	$10,284	$52,807	$38,369

The following table provides a reconciliation from GAAP operating expenses to non-GAAP operating expenses (amounts in thousands, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Operating expenses (GAAP)	$39,331	$52,996	$122,357	$136,183
Non-GAAP adjustments:
Depreciation, amortization, and accretion (excluding amounts included in cost of revenue)	2,359	233	3,435	1,058
Stock-based compensation expense	8,302	9,273	36,713	38,709
Reorganization expenses	—	(127)	1,162	1,559
Provision for credit losses	5,657	27,766	9,409	29,980
Loss (gain) on impairment and sale of long-lived assets	—	(215)	—	336
Adjusted operating expenses (non-GAAP)	$23,013	$16,066	$71,638	$64,541

The following table provides a reconciliation from net loss attributable to Energy Vault Holdings, Inc and net loss per share attributable to Energy Vault Holdings, Inc - basic and diluted, to non-GAAP adjusted net loss and non-GAAP adjusted net loss per share attributable to Energy Vault Holdings, Inc - basic and diluted (amounts in thousands except per share data, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss attributable to Energy Vault Holdings, Inc. (GAAP)	$(20,731)	$(61,830)	$(103,611)	$(135,750)
Non-GAAP adjustments:			—
Stock-based compensation expense	8,302	9,273	36,713	38,709
Provision for credit losses	5,657	27,766	9,409	29,980
Loss on financial instruments carried at fair value	8,179	205	8,179	1,025
Expenses related to equity purchase agreement	—	—	2,072	—
Transaction cost expense related to redeemable non-controlling interest	1,872	—	1,872	—
Loss on debt extinguishment	120	—	1,532	—
Reorganization expenses	—	(127)	1,162	1,559
Foreign exchange losses (gains)	392	(1)	1,124	300
Gain on sale of R&D equipment	—	—	(426)	—
Gain on contribution to equity method investment	(65)	—	(65)	—
Net loss attributable to non-controlling interest	(2)	(29)	(47)	(63)
Loss (gain) on impairment and sale of long-lived assets	—	(215)	—	336
Gain on derecognition of contract liability	—	—	—	(1,500)
Adjusted net income (loss) (non-GAAP)	$3,724	$(24,958)	$(42,086)	$(65,404)

Net loss per share attributable to common stockholders — basic and diluted (GAAP) (1)	$(0.13)	$(0.43)	$(0.65)	$(0.91)
Adjusted net income (loss) per share attributable to common stockholders. — basic and diluted (non-GAAP) (1)	$0.02	$(0.17)	$(0.27)	$(0.44)
Weighted average shares outstanding — basic and diluted (GAAP)	167,981	145,299	160,533	149,846
Weighted average shares outstanding — basic (non-GAAP)	167,981	145,299	160,533	149,846
Weighted average shares outstanding — diluted (non-GAAP)	169,613	145,299	160,533	149,846
__________________
(1) In calculating the per share amounts, net income (loss) attributable to common stockholders has been adjusted for $0.9 million of accretion related to the redeemable noncontrolling interest.

The following table provides a reconciliation from net loss to non-GAAP adjusted EBITDA, with net loss being the most directly comparable GAAP measure (amounts in thousands, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss attributable to Energy Vault Holdings, Inc. (GAAP)	$(20,731)	$(61,830)	$(103,611)	$(135,750)
Non-GAAP adjustments:			—
Interest expense	3,072	34	8,464	123
Interest income	(269)	(526)	(1,100)	(5,537)
Provision for (benefit from) income taxes	(228)	67	7,763	67
Depreciation, amortization, and accretion	3,464	233	5,727	1,058
Stock-based compensation expense	8,302	9,273	36,713	38,709
Provision for credit losses	5,657	27,766	9,409	29,980
Loss on financial instruments carried at fair value	8,179	205	8,179	1,025
Expenses related to equity purchase agreement	—	—	2,072	—
Transaction cost expense related to redeemable non-controlling interest	1,872	—	1,872	—
Loss on debt extinguishment	120	—	1,532	—
Reorganization expenses	—	(127)	1,162	1,559
Foreign exchange losses (gains)	392	(1)	1,124	300
Gain on sale of R&D equipment	—	—	(426)	—
Gain on contribution to equity method investment	(65)	—	(65)	—
Net loss attributable to non-controlling interest	(2)	(29)	(47)	(63)
Loss (gain) on impairment and sale of long-lived assets	—	(215)	—	336
Impairment of equity securities	—	11,730	—	11,730
Gain on derecognition of contract liability	—	—	—	(1,500)
Adjusted EBITDA (non-GAAP)	$9,763	$(13,420)	$(21,232)	$(57,963)
We present adjusted EBITDA, which is net loss excluding adjustments that are outlined in the quantitative reconciliation provided above, as a supplemental measure of our performance and because we believe this measure is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. The items excluded from adjusted EBITDA are excluded in order to better reflect our continuing operations.
Adjusted EBITDA is presented on a consolidated basis. Because our reconciliation starts with net loss attributable to Energy Vault Holdings, Inc., we add back net loss attributable to non-controlling interests to arrive at consolidated Adjusted EBITDA. Non-controlling interest allocations may be significantly impacted by the hypothetical liquidation at book value method to allocate Asset Vault’s income (loss) between the Company and the redeemable non-controlling interest.
In evaluating adjusted EBITDA, one should be aware that in the future we may incur expenses similar to the adjustments noted above. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net loss, operating loss, or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
Our adjusted EBITDA measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•it does not reflect our cash expenditures, future requirements for capital expenditures, or contractual commitments;
•it does not reflect changes in, or cash requirements for, our working capital needs;
•it does not reflect stock-based compensation, which is an ongoing expense;

•although depreciation, amortization, and accretion are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our adjusted EBITDA measure does not reflect any cash requirements for such replacements;
•it is not adjusted for all non-cash income or expense items that are reflected in our condensed consolidated statements of cash flows;
•it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;
•it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and
•other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to use to meet our obligations. You should compensate for these limitations by relying primarily on our GAAP results and using adjusted EBITDA only supplementally.

Contacts

Investors:
energyvaultIR@icrinc.com

Media:
media@energyvault.com